Exhibit 99.1

KULR Technology Appoints Morio Kurosaki to Board of Directors

Venture Capital Executive brings global go-to-market experience at scale as KULR moves toward its next chapter of product commercialization

SAN DIEGO / ACCESSWIRE / March 02, 2021 / KULR Technology Group Inc. (OTCQB: KULR) (the "Company" or "KULR"), a leading developer of next-generation thermal management technologies, today announces that Morio Kurosaki is joining the Company as an independent director. Mr. Kurosaki, an seasoned executive and investor in Japan’s information technology industry, brings decades of experience relevant to KULR’s near and long-term growth strategies.

Mr. Kurosaki, founder and President of IT-Farm Corporation in Japan, led early investments in notable companies such as Zoom Video Communications (NASDAQ: ZM); ContextLogic (NASDAQ: WISH); Treasure Data, acquired by ARM Holdings (NASDAQ: NVDA); Tubi, acquired by Fox Corporation (NASDAQ: FOX); Red Hot Labs, acquired by Google (NASDAQ: GOOGL); lvl5, acquired by DoorDash (NYSE: DASH); Accel Technology, acquired by Marvell Technology Group (NASDAQ: MRVL), and Extreme DA, acquired by Synopsis (NASDAQ: SNPS). Mr. Kurosaki has also served as APAC advisory member of ARM Holdings, acquired by SoftBank Group Corporation (OTCMKTS: SFTBY). Mr. Kurosaki started his business career at Intel Japan, thereafter joining Western Digital Corporation as one of the earliest members of WDC’s Japanese division. In 1988 he founded Aisys Corporation, a firm helping Silicon Valley start-ups gain exposure to Japanese markets. In 1999, he founded IT-FARM Corporatioin as one of a few hands-on style venture capital firms in Japan.

“Mr. Kurosaki is a highly respected expert in his field, and we are very honored to welcome him as a new independent director,” stated Michael Mo, KULR's Chief Executive Officer. “His unique and extensive ability to provide hands-on experience and support in scaling all phases of growth such as strategic partnerships, and business development in APAC region. He brings a new and informed perspective, which is highly relevant to our current and prospective business initiatives while also serving to expand the depth and expertise of our Board. His appointment demonstrates our commitment to board diversification in order to further strengthen the breadth, talent and background of our directors. I look forward to Mr. Kurosaki's valuable contributions to KULR as we continue to execute on our strategic growth plan.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (OTCQB:KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com